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                                                                      EXHIBIT 11


                                 AMRESCO, INC.

                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS

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
                                                             Twelve Months Ended
                                                                 December 31,
                                               ---------------------------------------------
                                                  1996             1995              1994
                                               -----------       -----------     -----------
Primary:
--------
 Net income                                    $31,332,000       $21,090,000     $18,748,000
                                               ===========       ===========     ===========
 Weighted average common shares outstanding
                                                27,256,346        24,137,358      22,958,502
 Net effect of dilutive stock options based
   on the Treasury stock method using average
   market price                                    843,065           516,963         720,737
                                               -----------       -----------     -----------
     Total                                      28,099,411        24,654,321      23,679,239
                                               ===========       ===========     ===========


Earnings per share                             $      1.12       $      0.86     $      0.79
                                               ===========       ===========     ===========

Fully diluted:
--------------
 Net income                                    $31,332,000       $21,090,000     $18,748,000
 Interest expense related to convertible
   debentures, net of income tax expense         2,101,000           192,000
                                               -----------       -----------     -----------
 Adjusted net income                           $33,433,000       $21,282,000     $18,748,000
                                               ===========       ===========     ===========
 Weighted average common shares outstanding
   assuming conversion of convertible
   debentures to 3,600,000 shares of common
   stock in November 1995                       30,807,434        24,469,966      22,958,502
 Net effect of dilutive stock options based
   on the Treasury stock method using the
   higher of average or ending market price      1,019,447           608,058         738,851
                                               -----------       -----------     -----------
     Total                                      31,826,880        25,078,024      23,697,353
                                               ===========       ===========     ===========

Earnings per share                             $      1.05       $      0.85     $      0.79
                                               ===========       ===========     ===========

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